MORGAN STANLEY INSTITUTIONAL FUND, INC. GLOBAL DISCOVERY PORTFOLIO

MORGAN STANLEY INSTITUTIONAL FUND, INC. GLOBAL INSIGHT PORTFOLIO

IMPORTANT SHAREHOLDER INFORMATION
Please vote promptly

Dear Stockholder:

We recently sent you proxy materials concerning an important proposal regarding your Portfolio, which will be considered at a special meeting of stockholders on October 17, 2018 at 522 Fifth Avenue, 3rd Floor, New York, NY 10036. This letter was sent to you because you held shares in the Portfolio on the record date and we have not received your vote.

Your vote is critical to this process. Please vote prior to the Special Meeting on October 17, 2018.

VOTING IS QUICK AND EASY

Read the enclosed materials and vote by one of these four options:

Vote Online Visit the website noted on the enclosed proxy voting card and follow the instructions	Vote by Mail Mail your signed proxy voting card(s) in the postage-paid envelope	Vote by Phone Call the toll-free number printed on the enclosed proxy voting card and follow the automated instructions. Available 7 days a week 24 hours a day.	Speak with a Proxy Specialist Call 1 866 209 5914 with any questions. Specialists can assist with voting. Available Mon-Fri from 9 a.m. – 6 p.m. ET and Sat from 10 a.m. – 6 p.m. ET

Thank you for investing with Morgan Stanley.

Mary E. Mullin

Secretary